UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2026, The Glimpse Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors, in a registered direct offering (the “Offering”), (i) 622,306 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with accompanying warrants to purchase up to 4,193,182 shares of Common Stock (with each accompanying warrant exercisable for one and one-quarter shares of Common Stock) (the “Common Stock Warrants”), and (ii) in lieu of Common Stock to certain of the Investors, pre-funded warrants to purchase up to 2,732,240 shares of Common Stock (the “Pre-Funded Warrants”).

The combined purchase price for each share of Common Stock and accompanying Common Stock Warrant is $0.55, and each Pre-Funded Warrant and accompanying Common Stock Warrant is $0.549.

The net proceeds to the Company from the Offering are expected to be approximately $1.79 million, after deducting the estimated offering expenses payable by the Company.

All of the securities are being sold by the Company directly to the Investors, and the Company has not retained a placement agent or underwriter in connection with the Offering. The closing of the Offering is expected to occur on or about May 18, 2026, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated May 14, 2026 and an accompanying prospectus dated November 26, 2025, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-291727) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

Each Pre-Funded Warrant entitles the holder to purchase one share of Common Stock at an exercise price equal to $0.001 per share and will be immediately exercisable from the date of its issuance.

Each Common Stock Warrant entitles the holder thereof to purchase one and one-quarter shares of Common Stock at an exercise price equal to $0.55 per share of Common Stock, will be exercisable six months from the original issuance date and will expire seven and a half years from the date of original issuance.

A holder of Common Stock Warrants or Pre-Funded Warrants will not be entitled to exercise any portion of such Common Stock Warrant or Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates, any other persons acting as a group together with the holder and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, provided that such percentage may in no event exceed 19.99%.

In addition, in certain circumstances, upon a fundamental transaction (as described in the Common Stock Warrants or Pre-Funded, Warrants, as applicable), a holder of Common Stock Warrants or Pre-Funded Warrants will be entitled to receive, upon exercise of the Common Stock Warrants or the Pre-Funded Warrants, as applicable, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants or the Pre-Funded Warrants, as applicable, immediately prior to such fundamental transaction or number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation.

In lieu of receiving such Common Stock in the fundamental transaction, the holder of a Common Stock Warrant may elect to have the Company or the successor entity purchase the holder’s Common Stock Warrant for its Black-Scholes value, as determined in accordance with the terms of the Common Stock Warrants.

Pursuant to the terms of the Securities Purchase Agreement and subject to certain exceptions, the Company has agreed to grant the Investors certain participation rights in future financings conducted by the Company during the 12-month period following the closing of the Offering. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors will have the right, but not the obligation, to participate in future equity or equity-linked financings undertaken by us in an aggregate amount of up to 33.33% of the securities issued in each such financing, on substantially the same terms, conditions and price as offered to other investors in such financing. The foregoing participation rights are subject to customary exceptions, including issuances pursuant to equity incentive plans, acquisitions and other customary excluded issuances, as well as compliance with applicable securities exchange rules and other applicable laws and regulations..

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investors, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the Securities Purchase Agreement, the Common Stock Warrants and Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed as Exhibits 10.1, 4.1 and 4.2, respectively, hereto and incorporated herein by reference.

The legal opinion of Kesse PLLC relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K (this “Report”).

Item 8.01 Other Events.

On May 15, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Forward-Looking Statements

This Report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Report can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases, although not all forward-looking statements contain these words. Any forward-looking statements in this Report are based upon the Company’s current plans and strategies and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this Report. The Company assumes no obligation to update any forward-looking statements contained in this Report because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering and the Company’s expectations regarding the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Kesse PLLC
10.1	Form of Securities Purchase Agreement, dated May 14, 2026, by and among the Company and the purchasers party thereto
23.1	Consent of Kesse PLLC (included in Exhibit 5.1)
99.1	Press Release dated May 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer